Exhibit 99.1

LOOP INDUSTRIES REPORTS Third QUARTER FISCAL 2026 RESULTS AND PROVIDES UPDATE ON PROGRESS TOWARDS COMMERCIALIZATION

●	OFFTAKE AGREEMENT FOR INFINITE LOOP INDIA WITH NIKE
●	AWARD OF DETAILED ENGINEERING CONTRACT FOR INFINITE LOOP INDIA TO TOYO ENGINEERING
●	CONTINUED PROGRESS ON PROJECT DEBT FINANCING FOR INFINITE LOOP INDIA
●	SPENCER HART JOINS LOOP AS CFO

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:45 AM ET ON THURSDAY, JANUARY 15, 2026

MONTREAL, QC/ACCESSWIRE/JANUARY 14, 2026 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”), today reported its consolidated financial results for the third quarter of fiscal year 2026 and provided status updates on its development projects.

Infinite Loop™ India

●	Offtake agreement with Nike for India JV: In November 2025, Loop announced the execution of a multi-year offtake agreement with Nike, Inc. (“Nike”) for the sale of Twist™ polyester from our JV with Ester Industries Limited (“ELITe”). As the global leader in athletic footwear and apparel, Nike will be an anchor customer for this facility as we continue to advance negotiations with additional apparel and CPG brands to secure further offtake agreements.
●	Detailed Engineering contract awarded for India JV: In December 2025, ELITe awarded the detailed engineering contract to Toyo Engineering India Private Limited. Toyo’s work will be the final phase of the engineering that lasts through the completion of the construction of the plant.
●	Project debt financing for India JV: The debt syndication process for financing the construction of ELITe’s India facility is progressing, and term sheets have been received from international lenders.

European Partnership with Reed Societe Generale Group

●	Status update: Loop and Reed Societe Generale Group are at the final stage of selecting a location for the first Infinite Loop™ facility in Europe. After the site is secured, the engineering phase will begin along with work on the modular construction solution to enhance project profitability and shorten the construction timeline. Loop expects to generate revenues from providing these engineering services.

Management Update

●	Loop appointed Spencer Hart as Chief Financial Officer effective January 15, 2026. Mr. Hart has served as a member of Loop’s Board of Directors since February 2025 and will remain on the board. With over 30 years of experience in investment banking and capital markets, Mr. Hart will help lead the financing discussions and be instrumental as Loop continues to scale its proprietary technology and expand its commercial footprint globally.

Financial highlights

Cash operating expenses* for the quarter were $2.2 million, reflecting a year-over-year decrease of $1.1 million. At the end of the third quarter, we had total available liquidity of $7.7 million. Our focus is on raising the remaining financing required for our equity contribution to ELITe and for operating expenses until the start-up of the Indian facility. We are engaged with multiple parties regarding a financing to fund our investment in ELITe. This capital, along with anticipated engineering revenues derived from the India and Europe projects, is expected to fund Loop’s ongoing operations until its first facility becomes operational.

*Cash operating expenses include research & development and general & administrative expenses, less stock-based compensation expenses.

CEO Comment

"Infinite Loop India project continues to make progress on multiple fronts. Having previously secured the site in the Gujarat Province, we have achieved several milestones necessary to advance the facility to the construction phase. On the commercial front, we secured our foundational anchor customer through a major off-take agreement with Nike. On the engineering front, our engagement with Toyo will provide the final engineering work needed for the construction of the India facility.  We are also continuing to make headway in raising Loop equity and in securing project debt financing at ELITe,” said Daniel Solomita, Founder and CEO of Loop. “The European project is progressing, and we are in the final stages of site selection. Once the site is secured, we anticipate that Loop will begin earning revenue from engineering services and receive milestone licensing payments as per the agreement with Reed Societe Generale Group.”

Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date:	Thursday, January 15, 2026
Time:	8:45 am Eastern Time

Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 646 844 6383

United States (Toll-Free): +1 833 470 1428

Access Code: 285041

OR

Registration Link: https://www.netroadshow.com/events/login/LE9zwo3j9C25QsPNHZdxNqACkPcpWGEdOB1

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Results of Operations

All monetary amounts are in thousands of U.S. dollars unless otherwise specified.

The following table summarizes our operating results for the three-month periods ended November 30, 2025 and 2024, in thousands of U.S. Dollars.

	Three months ended November 30,
			Change
	2025	2024	favorable / (unfavorable)
Revenues
Products	$-	$52	$(52)
Services	86	-	86
Total revenues	86	52	34

Expenses
Research and development
Employee compensation	653	770	117
Stock-based compensation	82	106	24
Machinery and equipment expenditures	-	41	41
Plant and laboratory operating expenses	183	210	27
External engineering	18	86	68
Other	31	164	133
Total research and development	967	1,377	410

General and administrative
Employee compensation	418	576	158
Stock-based compensation	235	224	(11)
Professional fees	157	595	438
Insurance	426	453	27
Other	264	300	36
Total general and administrative	1,500	2,148	648

Impairment of assets	-	8,460	8,460
Loss on equity accounted investment	65	-	(65)
Depreciation and amortization	94	132	38
Interest and other financial expenses	436	110	(326)
Interest income	(43)	(23)	20
Foreign exchange loss (gain)	11	(240)	(251)
Total expenses	3,030	11,964	8,934
Net loss	$(2,944)	$(11,912)	$8,968

Third Quarter Ended November 30, 2025

Revenues

Revenues for the three-month period ended November 30, 2025, increased $34 to $86, as compared to $52 for the same period in 2024. The revenues of $86 for the three-month period ended November 30, 2025 resulted from engineering services provided to the India JV. The revenues of $52 for the three-month period ended November 30, 2024 resulted from sales of Loop™ PET resin.

Research and Development

Research and development expense for the three-month period ended November 30, 2025, decreased $410 to $967, as compared to $1,377 for the same period in 2024. The decrease was primarily attributable to a $68 decrease in external engineering expenses for design work for our Infinite Loop™ manufacturing process, and a $117 decrease in employee compensation expenses.

General and administrative expenses

General and administrative expenses for the three-month period ended November 30, 2025, decreased $648 to $1,500, as compared to $2,148 for the same period in 2024. The decrease was primarily attributable to a $438 decrease in professional fees, which was mainly attributable to legal costs related to our partnerships with Reed Societe Generale Group and Ester incurred in the three-month period ended November 30, 2024, and a $158 decrease in employee compensation.

Interest and other financial expenses

Interest and other financial expenses increased by $326 for the three-month period ended November 30, 2025. This increase is mainly attributable to the accrued PIK dividend on the Series B Convertible Preferred Stock issued to RCE recorded as an interest expense for $360 in the three-month period ended November 30, 2025 (2024 – nil).

Net Loss

The net loss for the three-month period ended November 30, 2025, decreased $8,968 to $2,944, as compared to $11,912 for the same period in 2024. This decrease was primarily due to the decrease of $410 in research and development expenses, a decrease of $648 in general and administrative expenses, and a decrease of $8,460 in the prior year quarter due to an impairment charge for machinery and equipment. These decreases were partially offset by the $326 increase in interest and other financial expenses.

Nine Months Ended November 30, 2025

The following table summarizes our operating results for the nine-month periods ended November 30, 2025 and 2024, in thousands of U.S. Dollars.

	Nine months ended November 30,
	2025	2024	Change
Revenues
Products	$8	$81	$(73)
Services	330	-	330
Total revenues	338	81	257

Expenses
Research and development
Employee compensation	1,951	2,647	696
Machinery and equipment expenditures	2	44	42
Stock-based compensation	426	367	(59)
Plant and laboratory operating expenses	562	677	115
External engineering	82	1,365	1,283
Other	159	459	300
Total research and development	3,182	5,559	2,377

General and administrative
Professional fees	1,130	2,858	1,728
Employee compensation	1,411	1,796	385
Stock-based compensation	545	695	150
Insurance	1,301	1,421	120
Other	631	884	253
Total general and administrative	5,018	7,654	2,636

Impairment of assets	-	8,460	8,460
Loss on equity accounted investment	410	-	(410)
Depreciation and amortization	290	398	108
Interest and other financial expenses	1,273	289	(984)
Interest income	(212)	(155)	57
Foreign exchange loss (gain)	(28)	(184)	(156)
Total expenses	9,933	22,021	12,088
Net loss	$(9,595)	$(21,940)	$12,345

Revenues

Revenues for the nine-month period ended November 30, 2025, increased $257 to $338, as compared to $81 for the same period in 2024. The revenues for the nine-month period ended November 30, 2025 resulted from $330 in engineering fees and $8 from sales of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility. The revenues of $81 for the nine-month period ended November 30, 2024 resulted from sales of Loop™ PET resin.

Research and Development

Research and development expense for the nine-month period ended November 30, 2025, decreased $2,377 to $3,182, as compared to $5,559 for the same period in 2024. The decrease was primarily attributable to a $1,283 decrease in external engineering expenses for design work for our Infinite Loop™ manufacturing process, and a $696 decrease in employee compensation expenses, partially offset by a $59 increase in stock-based compensation expenses.

General and administrative expenses

General and administrative expenses for the nine-month period ended November 30, 2025, decreased $2,636 to $5,018, as compared to $7,654 for the same period in 2024. The decrease was primarily attributable to a $1,728 decrease in professional fees, which was mainly due to legal costs related to our partnerships with Reed Societe Generale Group and Ester incurred in the nine-month period ended November 30, 2024, a decrease of $385 in employee compensation expenses and a $150 decrease in stock-based compensation expense.

Loss on equity accounted investment

Loss on equity accounted investment increased by $410 for the nine-month period ended November 30, 2025. This loss relates to the Company's 50% portion of the loss incurred by the India JV for the nine-month period ended November 30, 2025, during which the India JV incurred preliminary project costs for the planned Infinite Loop™ facility in India, which are mainly engineering fees.

Interest and other financial expenses

Interest and other financial expenses increased by $984 for the nine-month period ended November 30, 2025. This increase is mainly attributable to the accrued PIK dividend on the Series B Convertible Preferred Stock issued to RCE recorded as an interest expense for $1,041 in the nine-month period ended November 30, 2025 (2024 – nil).

Net Loss

The net loss for the nine-month period ended November 30, 2025, decreased $12,345 to $9,595, as compared to $21,940 for the same period in 2024. This decrease was primarily due to the decrease of $2,636 in general and administrative expenses, a decrease of $2,377 in research and development expenses, and a decrease of $8,460 in the prior year due to an impairment charge for machinery and equipment. These decreases were partially offset by a $984 increase in interest and other financial expenses and the increase of $410 in loss on equity accounted investment.

Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended		Nine Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Revenues:
Products	$-	$52	$8	$81
Services	86	-	330	-
Total revenues	86	52	338	81

Expenses:
Research and development	967	1,377	3,182	5,559
General and administrative	1,500	2,148	5,018	7,654
Depreciation and amortization	94	132	290	398
Loss on equity accounted investments	65	-	410	-
Impairment of machinery & equipment	-	8,460	-	8,460
Total expenses	2,626	12,117	8,900	22,071

Other loss (income):
Interest and other financial expenses	436	110	1,273	289
Interest income	(43)	(23)	(212)	(155)
Foreign exchange loss (gain)	11	(240)	(28)	(184)
Total other loss (income)	404	(153)	1,033	(50)
Net loss	(2,944)	(11,912)	(9,595)	(21,940)

Other comprehensive income (loss):
Foreign currency translation adjustment	7	(135)	(18)	(147)
Comprehensive loss	$(2,937)	$(12,047)	$(9,613)	$(22,087)
Net loss per share
Basic and diluted	$(0.06)	$(0.25)	$(0.20)	$(0.46)
Weighted average common shares outstanding
Basic and diluted	48,081,893	47,620,263	47,837,725	47,576,166

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	November 30,	February 28,
	2025	2025

Assets
Current assets
Cash and cash equivalents	$5,204	$12,973
Accounts receivable and other	300	639
Inventories	85	82
Prepaid expenses	410	158
Total current assets	5,999	13,852
Equity method investments	1,831	1,281
Property, plant and equipment, net	1,690	1,737
Intangible assets, net	1,770	1,708
Total assets	$11,290	$18,578

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$2,935	$3,545
Unearned revenue	102	102
Current portion of long-term debt	510	312
Total current liabilities	3,547	3,959
Due to customer	882	832
Series B Convertible Preferred stock	11,688	10,647
Long-term debt	2,496	2,773
Total liabilities	18,613	18,211

Stockholders’ Equity (Deficit)
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 48,337,555 shares issued and outstanding (February 28, 2025 – 47,620,263)	5	5
Additional paid-in capital	195,452	193,529
Accumulated deficit	(201,622)	(192,027)
Accumulated other comprehensive loss	(1,158)	(1,140)
Total stockholders’ equity (deficit)	(7,323)	367
Total liabilities and stockholders’ equity (deficit)	$11,290	$18,578

Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Nine Months Ended November 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(9,595)	$(21,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	290	398
Stock-based compensation expense	972	1,062
Impairment of machinery & equipment	-	8,460
Accrued interest and other financing costs	1,125	87
Loss on Equity method investments	410	-
Changes in operating assets and liabilities:
Accounts receivable and other	363	144
Inventories	-	21
Prepaid expenses	(248)	180
Accounts payable and accrued liabilities	(689)	2,851
Unearned revenue	-	102
Net cash used in operating activities	(7,372)	(8,635)

Cash Flows from Investing Activities
Distribution from equity investment	-	368
Investments in equity-method investees	(960)	-
Additions to intangible assets	(199)	(454)
Net cash used in investing activities	(1,159)	(86)

Cash Flows from Financing Activities
Proceeds from exercise of stock options	64	-
Proceeds from ATM equity offering, net of issuance costs	889	-
Borrowings under credit facility	-	2,372
Repayment of long-term debt	(215)	(60)
Net cash provided by financing activities	738	2,312

Effect of exchange rate changes	24	(226)
Net decrease in cash and cash equivalents	(7,769)	(6,635)
Cash and cash equivalents, beginning of period	12,973	6,958
Cash and cash equivalents, end of period	$5,204	$323

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world's shift toward sustainable PET plastic and polyester fiber and away from its dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles packaging and textiles such as carpets and clothing, into their base building block monomers DMT and MEG. The monomers are separated, purified and polymerized to create virgin-quality Loop™ & Twist™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ & Twist™ PET can be recycled infinitely without degradation of quality, helping to close the plastic loop. Loop Industries is committed to contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information:

Please visit www.loopindustries.com

Follow Loop on X: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Follow Twist™ on Instagram: twistbyloop

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as defined in the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about the anticipated timing and development of Loop’s projects in India and Europe; expected progress and outcomes related to project debt and equity financing efforts; potential engineering services revenues and milestone payments; and the expected benefits of Loop’s offtake agreement with Nike, strategic alliance with Reed Societe Generale Group, and other current or prospective partnerships. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Actual results may differ materially from the projections discussed in these forward-looking statements. The economic environment within which we operate could materially affect our actual results. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. These risks and other factors include, but are not limited to, those listed under “Risk Factors.” Additional factors that could materially affect these forward-looking statements and/or projections include, among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) our ability to continue as a going concern, (vii) engineering, contracting, and building our manufacturing facilities, (viii) our ability to scale, manufacture, and sell our products and to license our technology in order to generate revenues, (ix) our proposed business model and our ability to execute it, (x) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (xi) our joint venture projects and our ability to recover certain expenditures in connection to them, (xii) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xiii) public health issues, such as disease epidemics, which may lead to reduced access to capital markets, supply chain disruptions, and government-imposed business closures, (xiv) war, regional tensions, and economic or other conflicts including trade disputes and increasing protectionist measures that could impact market stability and our business; (xv) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xvi) the outcome of any SEC investigations or class action litigation filed against us, (xvii) our ability to hire and/or retain qualified employees and consultants, (xviii) other events or circumstances over which we have little or no control, and (xix)  other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 28, 2025 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, unless otherwise required by law.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com